Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Forms S-8 (No. 333-44897, No. 333-82572 and No 333-98997) of
Monterey Gourmet Foods, Inc. of our report dated March 21, 2007, relating to the consolidated financial statements and schedule, which appears in this Form 10-K.


/s/ BDO Seidman, LLP


San Francisco, California
March 21, 2007

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